UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2008

THE FINOVA GROUP INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11011 (Commission File Number)	86-0695381 (I.R.S. Employer Identification No.)
8320 N. Hayden Road, Suite C112, Scottsdale Arizona (Address of Principal Executive Offices)		85258 (Zip Code)

(480) 624-4988

(Registrant's telephone number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01. Other Events.

The FINOVA Group Inc. (“FINOVA” or the “Company”) is filing this report to announce that the United States District Court for the District of Delaware (the “Delaware District Court”) issued a memorandum opinion and order dated September 22, 2008, denying the equity committee’s motion to stay the Delaware District Court’s August 26, 2008 order (the “ August Order”). The August Order lifted the requirement that FINOVA segregate funds into a restricted account, thereby enabling FINOVA to use those funds for general corporate purposes. Funds currently held in the restricted account total approximately $81.2 million.

On September 23, 2008, the equity committee filed a notice of appeal to the United States Court of Appeals for the Third Circuit with respect to those portions of the August Order that upheld the lifting of the requirement that FINOVA segregate funds into a restricted account. The equity committee can seek a stay pending appeal in the Third Circuit, which is within the court’s discretion.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: September 26, 2008

THE FINOVA GROUP INC.

By:	/s/ Richard A Ross Richard A Ross Senior Vice President Chief Financial Officer and Treasurer

3